EXHIBIT 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

August 6, 2012

Knight Capital Group, Inc.

545 Washington Boulevard

Jersey City, New Jersey 07310

Ladies and Gentlemen:

We have acted as special counsel to Knight Capital Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company and the other related registrants with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time of, among other securities, the following securities (collectively, the “Securities” and, each, a “Security”): (i) debt securities of the Company (the “Debt Securities”), which may be senior or subordinated and issued pursuant to a senior indenture (as supplemented from time to time, the “Senior Indenture”) or a subordinated indenture (as supplemented from time to time, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), respectively; (ii) Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”); (iii) preferred stock of the Company (the “Preferred Stock”), which may be issued pursuant to certificates of designations (each, a “Certificate of Designations”); (iv) warrants of the Company (the “Warrants”) representing rights to purchase Debt Securities or shares of Common Stock, Preferred Stock or Depositary Shares (as defined below), which may be issued pursuant to warrant agreements (each, a “Warrant Agreement”); (v) purchase contracts of the Company (each, a “Purchase Contracts”); (vi) depositary shares of the Company (the “Depositary Shares”), which may be issued pursuant to deposit agreements (each, a “Deposit Agreement”) and will be evidenced by depositary receipts (“Receipts”), representing a fractional interest of a share of Preferred Stock; (vii) units of the Company (the “Units”), which may be issued pursuant to unit agreements (each, a “Unit Agreement”) and will be comprised of two or more of the securities registered hereby in any combination and (viii) rights of the Company (the “Rights”) to purchase shares of Common Stock or other securities with respect to which the Registration Statement is related, which may be issued pursuant to rights agreements (each, a “Rights Agreement” and, together with each Indenture, Certificate of Designations, Warrant Agreement, Purchase Contract, Deposit Agreement and Unit Agreement, the “Security Agreements”). The Securities being registered will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) an executed copy

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of the Investment Agreements, dated as of August 5, 2012 between the Company and the several investors purchasing securities of the Company thereunder, (iii) resolutions adopted by the Board of Directors of the Company, (iv) the amended and restated certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”), (vi) the amended and restated bylaws of the Company, as amended, and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto (whether such due authorization, execution, authentication and delivery, has occurred or will occur in the future); (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photo static copies and the authenticity of the originals of such copies; (iv) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (v) that the books and records of the Company are maintained in accordance with proper corporate procedures.

In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect on such parties. In addition, we have assumed (i) a definitive Security Agreement and/or purchase, underwriting or similar agreement with respect to any of the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) that a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply at all relevant times with all applicable laws; (v) the applicable Indenture or Indentures and indenture trustees will have been duly qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the Commission with respect to each such trustee; (vi) that the Company will continue to be validly existing under the laws of Delaware; (vii) that the choice of law selected by the parties to each Security Agreement to govern such Security Agreement is a valid and legal provision; (viii) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (x) to issue and sell the Securities being offered and (y) to execute and deliver the applicable Security Agreement or other

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applicable operative document; and (ix) any securities issuable upon conversion, exchange, redemption or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon, and assumed the accuracy of, statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. When (i) the terms of the each of the Indentures have been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, and duly executed and delivered by the Company and the trustee (ii) any required supplemental indenture in respect of the Debt Securities has been duly authorized, executed and delivered; (iii) the Board of Directors of the Company, including any appropriate committee appointed thereby, or appropriate officers of the Company have taken any necessary action to approve the issuance and terms of the Debt Securities and related matters; (iv) the form, terms, execution and delivery of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture or supplemental indenture relating to such Debt Securities so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (v) the Debt Securities have been duly executed, attested, issued, authenticated and delivered in accordance with the applicable Indenture or supplemental indenture relating to such Debt Securities, and duly issued, sold and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the applicable Indenture and any duly authorized, executed and delivered underwriting agreement, warrants, warrant agreements, or other agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company (including any appropriate committee appointed thereby), the Debt Securities (including any Debt Securities duly issued upon the exchange, conversion or exercise of any other securities of the Company or pursuant to any Security Agreements) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby (and, if applicable, the stockholders of the Company), so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company (including the Certificate of Incorporation) and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (ii) the

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shares of Common Stock have been duly issued, sold and paid for as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued upon the exchange, conversion or exercise of any other securities of the Company or pursuant to any Security Agreements), will be validly issued, fully paid and nonassessable.

3. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Certificate of Incorporation and duly authorized and approved by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby (and, if applicable, the stockholders of the Company), so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company (including the Certificate of Incorporation) and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) a Certificate of Designations to the Certificate of Incorporation of the Company classifying the Preferred Stock and setting forth the terms thereof has been duly filed and accepted for record; and (iii) such shares of Preferred Stock have been duly issued, sold and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock (including any Preferred Stock duly issued upon the exchange, conversion or exercise of any other securities of the Company or pursuant to any Security Agreements), will be validly issued, fully paid and nonassessable.

4. When (i) the terms of a Warrant Agreement have been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby (and, if applicable, the stockholders of the Company), (ii) such Warrant Agreement has been duly executed and delivered by the Company and such warrant agent duly appointed by the Company; (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with such Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company (including the Certificate of Incorporation) and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Warrants have been duly executed and countersigned in accordance with such Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. When (i) the terms of a Purchase Contract have been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, (ii) such Purchase Contract has been duly executed and delivered by the Company and such contract agent duly appointed by the Company; (iii) the terms of such Purchase Contract has been duly established so as not to violate any applicable law or result in a default under or

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breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) any certificates representing such Purchase Contract have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Contract related to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company, such Purchase Contract will constitute a valid legally binding obligation of the Company, enforceable against the Company in accordance its their terms.

6. When (i) the terms of a Deposit Agreement have been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, (ii) such Deposit Agreement and associated Receipts have been duly executed and delivered by the Company and such depositary as shall have been appointed by the Company (the “Depositary”); (iii) the terms of the Depositary Shares and Receipts and of their issuance and sale have been duly established in conformity with such Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 2 above and have been deposited with the Depositary under such Deposit Agreement and (v) the Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of such Deposit Agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company, the Receipts will be validly issued.

7. When (i) the terms of a Unit Agreement have been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, (ii) such Unit Agreement has been duly executed and delivered; (iii) the terms of the Units and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the terms of the collateral arrangements relating to such Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and the collateral has been deposited with the collateral agent in accordance with such arrangements; and (v) the Units have been duly executed, authenticated, if required, and delivered in accordance with such Unit

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Agreement, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms

8. When (i) the terms of a Rights Agreement have been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, (ii) such Rights Agreement has been duly executed and delivered by the Company and such rights agent duly appointed by the Company; (iii) the terms of the Rights and of their issuance and sale have been duly established in conformity with such Rights Agreement relating to such Rights so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) any certificates representing such Rights have been duly executed, authenticated, and, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such Rights Agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company, such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.	We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to the laws of any other jurisdiction. The opinions set forth herein are made as of the date hereof, and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

b.

Our opinions set forth above are subject to and may be limited by the effect of (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances,

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preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations, including those which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; (v) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency; and (vii) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

c.	Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

d.	We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Security Agreement or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

e.	We express no opinion as to the enforceability of any provision in any Security Agreement or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue; (ii) confer subject matter jurisdiction on a court not having independent grounds therefor; (iii) modify or waive the requirements for effective service of process for any action that may be brought; (iv) waive the right of the Company or any other person to a trial by jury; (v) provide that decisions by a party are conclusive; or (vi) modify or waive the rights to claims, notice, legal defenses, rights granted by law, subrogation, opportunity for hearing, evidentiary requirements, statutes of limitations, other procedural rights or other benefits that cannot be waived under applicable law.

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f.	We express no opinion as to the enforceability of (i) consents to, or restrictions upon, judicial relief; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; (viii) restrictions upon non-written modifications and waivers; (ix) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; or (x) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

g.	In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (ii) compliance with laws relating to permissible rates of interest; or (iii) the creation, validity, perfection or priority of any security interest or lien.

h.	You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review all operative documents, including the relevant Security Agreement, pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to us and this opinion in the prospectus which is part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz